Exhibit 6.25

THE FORM OF 12% SENIOR CONVERTIBLE BRIDGE LOAN CERTIFICATE

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE SEPTEMBER 2, 2019.

BACTECH ENVIRONMENTAL CORPORATION
(Subsisting under the laws of Canada)

12% SENIOR CONVERTIBLE BRIDGE LOAN 2019A NOTES
Due: May 1, 2020

Debenture Certificate: 201805-01A **Amount: $ 75,000.00**

BACTECH ENVIRONMENTAL CORPORATION (the "**Corporation**") for value received, hereby acknowledges itself indebted and, subject to the provisions hereinafter mentioned, promises to pay to or to the order of Victoria Ross (the "Holder") on May 1, 2020 or on such earlier date as the principal amount hereof may become due in accordance with the provisions hereunder (the "**Maturity Date**") the principal sum of $75,000 in lawful money of Canada on presentation and surrender of this Bridge Loan Note at the principal office of the Corporation in Toronto, Ontario and to pay interest on the principal amount hereof from and including the date hereof, at the rate of 12% per annum calculated and payable in the manner described herein (less any tax required by law to be deducted), and should the Corporation at any time fail to make payment of any principal or interest, to pay interest on the amount of interest unpaid at the same rate, in like money. The principal hereof may become or be declared due and payable before the stated maturity in the events, in the manner, with the effect, at the times, but subject to the limitations provided hereunder.

BacTech Environmental Corporation hereby promises to pay the amounts due pursuant to the issuance of the Bridge Loan Note, and all accumulated interest, at Maturity or earlier, in the event of a funding event, as represented by the Corporation to the Purchaser. The Bridge Loan Notes are senior notes to any other indebtedness of the Corporation which is owed to third parties.

This Bridge Loan Note is one of the Bridge Loan Notes due on the Maturity Date (the "**Bridge Loan Notes**") of the Corporation issued as of the date hereof and from time to time, only as fully registered Bridge Loan Notes in denominations of FIVE THOUSAND DOLLARS ($5,000) and integral multiples thereof.

This Bridge Loan Note may only be transferred with the prior written consent of the Corporation, upon compliance with the conditions prescribed herein, in the register to be kept at the principal office of the Corporation or in such other place or places as the Corporation may designate, by the registered holder hereof or his executors or administrators or other legal representatives, or his or their attorney duly appointed by an instrument in form and substance satisfactory to the Corporation, and upon compliance with such reasonable requirements as the Corporation may prescribe.

Article 1
GENERAL MATTERS

1.1 Definitions

In this Bridge Loan, unless there is something in the subject matter or context inconsistent therewith:

"**Appointed Person**" has the meaning attributed to such term in subsection 5.5(a);

"**Business Day**" means any day which is not a Saturday or Sunday or bank holiday in the City of Toronto, Ontario;

"**Common Shares**" means common shares in the capital of the Corporation as such shares are constituted on the date hereof, as the same may be reorganized, reclassified or otherwise changed pursuant to any of the events set out herein;

"**Conversion Date**" means the date on which the Bridge Loan Note so surrendered for conversion is received by the Corporation with a duly executed Conversion Form, and in the event the register for the Bridge Loan Notes is closed shall be the next date on which such registers are open;

"**Conversion Form**" means the form of conversion attached to the back of this Bridge Loan Note Certificate as Appendix 2;

"**Conversion Price**" means $0.03 per Common Share, being at a rate of 166,667 Common Shares per $5,000 principal amount of Bridge Loans, subject to adjustment in certain circumstances as provided for in Section 4.3;

"**Corporation**" means BacTech Environmental Corporation, and includes any successor thereto which shall have complied with the provisions of Article 4;

"**Counsel**" means a barrister or solicitor or firm of barristers and solicitors retained by the Corporation;

"**Bridge Loan Note Certificate**" means this Bridge Loan Certificate or a certificate evidencing one or more Bridge Loan Notes;

"**Bridge Loan Note Holders**" or "**Holders**" means the Persons for the time being entered in the registers hereinafter mentioned as holders of the Bridge Loan Notes;

"**Bridge Loan Holders' Request**" means an instrument signed in one or more counterparts by the Holders of not less than 25% of the principal amount of the outstanding Bridge Loans proposing to take the action or proceeding specified therein;

"**Bridge Loan Notes**" means the 12% Senior Convertible Bridge Loan 2019A Notes issued by the Corporation on the date hereof and due on the Maturity Date;

"**Director**" means a director of the Corporation for the time being and "Directors" means the board of directors of the Corporation or, whenever duly empowered, the executive committee (if any) of the board of directors of the Corporation for the time being, and reference to action by the Directors means action by the directors as a board or action by the executive committee of the board as a committee;

"**Event of Default**" has the meaning attributed to such term in Section 5.1;

"**Exchange**" means the Canadian Stock Exchange ("CSE") or such other recognized stock exchange upon which the Common Shares are listed from time to time;

"**Extraordinary Resolution**" has the meaning attributed to such term in Sections 8.11 and 8.14;

"**Holder**" with respect to a Bridge Loan Notes means the Person in whose name such Bridge Loan Note is registered in the central register or any branch register for the Bridge Loan Note maintained by the Corporation;

"**Interest Payment Date**" The Bridge Loans will bear interest at a rate of 12% per annum, payable on the anniversary of closing (each an "**Interest Payment Date**") or the Maturity Date;

"**Interest Rate**" means the interest rate payable on the Bridge Loan Note and shall mean 12% per annum, calculated annually, not in advance;

"**Maturity Date**" means being one year from Closing or such earlier date on which the entire principal owing pursuant to this Bridge Loan Note is due and payable by the Corporation;

"**Person**" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or partnership with or without share capital, unincorporated association, trust, trustee, executor, administrator or other legal personal representative, government or governmental authority or entity, however designated or constituted;

"**Senior Indebtedness**" means all indebtedness, obligations and liabilities of the Corporation in respect of borrowed money, other than (i) indebtedness of the Corporation evidenced by the Bridge Loan Notes issued as at the date hereof and the indebtedness of the Corporation hereunder and thereunder; (ii) indebtedness which, by the terms of the instrument creating or evidencing same, is expressed to rank *pari passu* or subordinate to the indebtedness of the Corporation evidenced by the Bridge Loans issued as at the date hereof;

"**Shareholders**" means the shareholders of the Corporation, from time to time; and

"**this Bridge Loan Note**", "this Bridge Loan Note Certificate", "hereto", "hereby", "hereunder", "hereof", "herein" and similar expressions refer to this Bridge Loan Note and not to any particular Article, Section, subsection, paragraph, subdivision or other portion hereof.

1.2 Meaning of "outstanding" for Certain Purposes

Every Bridge Loan delivered by the Corporation hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Corporation for cancellation, or a new Bridge Loan Note shall be issued in substitution therefor under Section 2.10, or moneys for the payment thereof shall be set aside under Article 4, provided that:

(a) where a new Bridge Loan Note has been issued in substitution for a Bridge Loan Note which has been lost, stolen or destroyed, only one of such Bridge Loan Notes shall be counted for the purpose of determining the aggregate principal amount of Bridge Loan Notes outstanding; and

(b) Bridge Loan Notes which have been partially purchased shall be deemed to be outstanding only to the extent of the unpurchased part of the principal amount thereof.

1.3 Interpretation Not Affected By Headings, etc.

The division of this Bridge Loan Note Certificate into Articles, Sections, subsections and paragraphs, and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Bridge Loan Note Certificate.

1.4 Statute References

Any reference in this Bridge Loan Note Certificate to a statute shall be deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.5 Monetary References

Any reference in this Bridge Loan to "Dollars", "dollars" or the sign "$" shall be deemed to be a reference to lawful money of Canada.

1.6 Day Not a Business Day

In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the first Business Day thereafter.

1.7 Invalidity of Provisions

Each of the provisions contained in this Bridge Loan is distinct and severable and a declaration of invalidity or unenforceability of any such provision by a court of competent jurisdiction shall not affect the validity or enforceability of any other provision hereof or thereof.

1.8 Governing Law

The Bridge Loan shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as Ontario contracts and the parties irrevocably attorn to the non-exclusive jurisdiction of the courts of Ontario.

1.9 Language

The parties hereto confirm their express wish that this Bridge Loan and all documents and agreements directly or indirectly relating thereto be drawn up in the English language. Les parties reconnaissent leur volonté expresse que

la présente entente ainsi que tous les documents et contrats s'y rattachant directement ou indirectement soient rédigés en anglais.

1.10 **Context**
Words importing the singular include the plural and vice versa and words importing the masculine gender include the feminine gender and vice versa.

Article 2
THE SENIOR CONVERTIBLE BRIDGE LOAN NOTES

2.1 **Terms of Bridge Loan Notes**

(a) The Bridge Loan Notes shall be designated "12% Senior Convertible Bridge Loan 2019A Notes", shall be dated as of the date of their issuance, shall mature on the Maturity Date and shall be payable, and earn interest at the Interest Rate (subject to Section 2.4) from and including the date of their issuance, in the manner described hereunder.

(b) During the term commencing on the date of their issuance and ending on the Maturity Date or Conversion Date, as applicable, the Bridge Loan Notes shall bear interest at the Interest Rate, calculated annually, in arrears, payable after as well as before maturity, default and judgment and with interest on any amounts in default at the same rate, payable annually within TEN (10) days of the Interest Payment Date.

(c) The principal of the Bridge Loan Notes and interest thereon due on the Maturity Date, will be made payable in lawful money of Canada against surrender of the Bridge Loans by the respective Holders thereof at the principal office of the Corporation and shall rank *pari pasu* with the outstanding Bridge Loan Notes of the Corporation.

2.2 **Form of SENIOR CONVERTIBLE BRIDGE LOANS**
The Bridge Loan Notes shall be issued only as fully registered Bridge Loan Notes in denominations of FIVE THOUSAND DOLLARS ($5,000) and integral multiples thereof.

2.3 **Execution of Bridge Loan Notes**
The Bridge Loan Notes shall be signed (either manually or by facsimile signature) by any duly authorized officer of the Corporation. A facsimile signature upon any of the Bridge Loan Notes shall for all purposes hereof be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature is reproduced.

2.4 **Concerning Interest**

(a) Every Bridge Loan Note, whether issued originally or in exchange for other Bridge Loan Notes, shall bear interest at the Interest Rate and in the manner described in Section 2.1 hereof from and including the date of its issuance.

(b) Interest for any period of less than 12 months shall be computed on the basis of a year of 365 days (366 days if such period falls within a leap year).

(c) Interest payable on the first Interest Payment Date shall be maturity date of the Bridge Loan Note pursuant to this Bridge Loan Note shall include the interest accrued from the date hereof.

(d) Interest on each Bridge Loan Note shall cease to accrue on the Maturity Date unless, upon due presentation and surrender thereof for payment on or after the Maturity Date, such payment is withheld or refused.

(e) Wherever in this Bridge Loan Note there is mention, in any context, of the payment of interest, such mention shall be deemed to include the payment of interest on amounts in default to the extent that in such context, such interest is, was or would be payable pursuant to Section 2.1, and express mention of interest on amounts in default in any of the provisions hereof shall not be construed as excluding such interest in those provisions hereof where such express mention is not made.

(f) The Corporation will, for purposes of determining the holders of Bridge Loan Notes for the Maturity Date, close the register of Bridge Loan holders not less than FIFTEEN (15) days prior to the Maturity Date, as applicable.

(g) Forthwith upon issuance of the Bridge Loan Notes, the Corporation shall deposit in a segregated bank account designated for this purpose sufficient funds to pay the interest on all outstanding Bridge Loan Notes for the Interest Payment Date, and shall use such funds only for payment of interest on the Bridge Loan Notes.

(h) In addition to the Interest the Bridge Loans at Closing and shall be accompanied by Warrants.

2.5 **12% Senior Convertible Bridge Loan 2019A Note to Rank Senior to Other Indebtedness and Equally**

The Bridge Loan Notes are direct obligations of the Corporation. The Bridge Loan Notes may be issued in such amounts, to such Persons, and on such terms not inconsistent with the provisions of this Bridge Loan Note Certificate, as the Directors may determine. Subject to the terms hereof, each Bridge Loan Note, as soon as issued or negotiated shall be equally and rateably entitled to the benefits hereof as if all the Bridge Loan Notes had been issued and negotiated simultaneously, irrespective of the actual time, place of creation, order of execution, delivery, registration, filing or crystallization of the security instruments of each Bridge Loan Note holders.

The payment of the principal of, and interest on, the Bridge Loan Notes shall, as provided herein, be senior in right of payment to all other indebtedness (other than amounts due in the normal course of business).

2.6 **Registration of Bridge Loan Notes**

(a) The Corporation shall keep, at its principal office, a central register in which shall be entered the names and latest known addresses of the Holders of Bridge Loan Notes and the other particulars, as prescribed by law, of the Bridge Loan Notes held by them respectively and of all approved transfers of Bridge Loan Notes. ***No transfer of a Bridge Loan Note shall be effective as against the Corporation unless first consented to in writing by the Corporation, made on one of the appropriate registers by the Corporation and upon compliance with such requirements as the Corporation may prescribe.***

(b) The registers referred to in this Section shall at all reasonable times be open for inspection by any Holder.

(c) Neither the Corporation, nor any registrar for any of the Bridge Loans shall be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Bridge Loan Note, except where the Corporation is required to take notice by statute or order of a court of competent jurisdiction and, subject to paragraph (a) of this subsection hereof, may transfer any Bridge Loan Note on the direction of the Holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

2.7 **Ownership of Bridge Loan Notes**

(a) Payment of or on account of the principal of, and interest on the Bridge Loan Notes issued in the name of the Holder shall be made only to or upon the order in writing of the Holder thereof and such payment shall be a complete discharge to the Corporation for the amounts so paid.

(b) The Holder for the time being of any Bridge Loan Note shall be entitled to the then-owing principal and interest evidenced by such Bridge Loan Note, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate Holder thereof (except any equities of which the Corporation is required to take notice by law) and all Persons may act accordingly and a transferee of a Bridge Loan shall, after the appropriate form of transfer is lodged with the Corporation and upon compliance with all other conditions required herein or by law, be entitled to be entered on the appropriate register as the owner of such Bridge Loan free from all equities or rights of set-off or counterclaim between the Corporation and the transferor or any previous Holder thereof, save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

2.8 **Exchange of Bridge Loan Notes**

(a) Bridge Loan Notes of any denomination may be exchanged for Bridge Loan Notes of any other authorized denomination or denominations, any such exchange to be for Bridge Loan Notes of an equivalent aggregate principal amount. Exchanges of Bridge Loan Notes may be made at the location of the register of Holders set forth in subsection 2.9(a). Any Bridge Loan Notes tendered for exchange shall be surrendered to the Corporation and shall be cancelled. The Corporation shall execute all Bridge Loan Notes necessary to carry out such exchanges.

(b) Except as otherwise provided herein, upon any exchange of Bridge Loan Notes of any denomination for Bridge Loan Notes of any other authorized denominations and upon any transfer of Bridge Loan Notes, the Corporation may make a sufficient charge to reimburse it for any stamp tax, security transfer tax or other governmental charge required to be paid, and in addition a reasonable charge for its services for each Bridge Loan Note exchanged or transferred, and payment of such charges shall be made by the party requesting such exchange or transfer as a condition precedent thereto.

(c) Notwithstanding the foregoing, no charge (other than for insurance on any Bridge Loan Notes forwarded by mail) shall be made by the Corporation for any exchange, registration or transfer of any Bridge Loan Note applied for within a period of 30 days from the date of the last issue of the Bridge Loan Note.

2.9 **Transfer of Bridge Loan Notes**

(a) No transfer of a Bridge Loan Note shall be valid unless made on the register of holders to be maintained by the Corporation and in accordance with applicable laws and upon compliance with the conditions herein by the registered Holder thereof or such Holder's executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Corporation, upon execution by the Holder of the transfer form attached as Appendix 1 to this Bridge Loan Note Certificate and only upon acceptance by the Corporation, acting in its entire discretion. Upon compliance with the foregoing approval, conditions and the surrender by the transferor of the Bridge Loan Note Certificate representing the Bridge Loan Notes to be transferred at the place contemplated herein, the Corporation shall execute and deliver at the place where the relevant Bridge Loan Notes Certificate is surrendered or, if so required by the transferee, send by mail (at the risk of the transferee) to such address as the transferee may specify, a new Bridge Loan Note Certificate registered in the name of the transferee evidencing such transferred Bridge Loan Notes. If less than all the Bridge Loan evidenced by the Bridge Loan Certificate so surrendered are transferred, the transferor shall be entitled to receive, in the same manner, a new Bridge Loan Certificate registered in his name evidencing the amount of the Bridge Loan not so transferred. All Bridge Loan Certificates surrendered for registration of transfer shall be cancelled.

(b) Notwithstanding anything contained herein, the Corporation shall not register any transfer of a Bridge Loan Note if (a) prior to such transfer, the Corporation has not first consented to the transfer in writing (which consent is at the entire discretion of the Corporation) and (b) it has reasonable grounds to believe that such transfer is otherwise not in accordance with applicable law.

(c) The Bridge Loan Notes have not been and will not be registered under the United States Securities Act of 1933, as amended (the "**1933 Act**") or the securities laws of any state of the United States and cannot be offered, sold, pledged or otherwise transferred or assigned in the United States or to or for the account of a U.S. person unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available.

2.10 **Replacement of Bridge Loan Note Certificate**

If any of the Bridge Loan Note Certificates shall become mutilated or be lost, stolen or destroyed, the Corporation in its discretion, may issue and deliver a new Bridge Loan Note Certificate upon surrender and cancellation of the mutilated Bridge Loan Note Certificate, or, in the case of a lost, stolen or destroyed Bridge Loan Note Certificate, in lieu of and in substitution for the same, and the substituted Bridge Loan Note Certificate shall be of like tenor and maturity as this Bridge Loan Certificate and the Holders thereof shall be entitled to the benefits equally with all other Bridge Loan Notes issued. In case of loss, theft or destruction, the applicant for a new Bridge Loan Note shall furnish to the Corporation such evidence of such loss, theft or destruction as shall be satisfactory to the Corporation in its discretion, acting reasonably, and the applicant shall also furnish an indemnity in an amount and form satisfactory to

the Corporation in its discretion, acting reasonably. The applicant shall pay all expenses incidental to the issuance of any such new Bridge Loan Note Certificate.

2.11 **Agreement to rank as Senior Indebtedness**
The Corporation covenants and agrees, and each Bridge Loan Note holders, by its acceptance of any Bridge Loan Note subscription, likewise agrees that the payment of the principal of and any interest on the Bridge Loan Notes is hereby expressly deemed to rank as senior indebtedness, to the extent and in the manner set forth in any subordination agreement or priority agreement and as hereinafter set forth, in right of payment as prior payment in full of all other indebtedness which shall be deemed to be subordinate to the indebtedness of the Corporation evidenced by the Bridge Loan Notes. The Corporation shall be entitled, without the consent of the Bridge Loan Note holders, to create and issue additional Bridge Loan Notes of an unlimited amount which ranks *pari passu* with (or junior to) the indebtedness represented by the Bridge Loan Notes.

2.12 **Distribution on Insolvency or Liquidation**
In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relating to the Corporation, or to its property or assets, or in the event of any proceedings for dissolution, voluntary liquidation or termination or other winding-up of the Corporation:

(a) the holders of all Senior Indebtedness will first be entitled to receive payment in full of the principal thereof, premium or penalty (or any other amount payable under such Senior Indebtedness), if any, and interest due thereon, before the Bridge Loan holders are entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in respect of any of the Bridge Loans;

(b) any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation or any other person provided for by a plan of reorganization or readjustment, the payment of which is subordinate at least to the extent provided herein with respect to the Bridge Loans, to the payment of all Senior Indebtedness, provided that (i) the Senior Indebtedness is assumed by the new person, if any, resulting from such reorganization or readjustment and (ii) without prejudice to the rights of such holders with respect to any such plan (including without limitation as to whether or not to approve same and on what conditions to do so), the rights of the holders of Senior Indebtedness are not altered adversely by such reorganization or readjustment) to which the Bridge Loan holders would be entitled, will be paid or delivered by the person making such payment or distribution, whether a trustee in bankruptcy, a receiver, a receiver manager, a liquidator or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the director or directors under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rateably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness; and

(c) if, notwithstanding the foregoing, any payment by, or distribution of assets of, the Corporation of any kind or character, whether in cash, property or securities (other than securities of the Corporation as reorganized or readjusted or securities of the Corporation or any other person provided for by a plan of reorganization or readjustment the payment of which is subordinate, to the payment of all Senior Indebtedness, provided that (i) the Senior Indebtedness is assumed by the new person, if any, resulting from such reorganization or readjustment and (ii) without prejudice to the rights of such holders with respect to any such plan (including without limitation as to whether or not to approve same and on what conditions to do so), the rights of the holders of Senior Indebtedness are not altered adversely by such reorganization or readjustment), is received by the Bridge Loan holders before all Senior Indebtedness is paid in full, such payment or distribution will be held in trust for the benefit of, and will be paid over to the holders of such Senior Indebtedness or their representative or representatives or to the director or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, rateably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until such Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

2.13 **Additional Indebtedness**

This Bridge Loan Note does not restrict the Corporation from incurring additional indebtedness or granting liens on its properties to secure any indebtedness.

2.14 **Legends on Bridge Loan Note and Common Share Certificates**

The Bridge Loan Notes and all Common Shares issuable upon conversion of the Bridge Loan Note and all certificates issued in exchange therefor or in substitution thereof, if issued prior to the date that is four months and one day following the date hereof shall bear the following legends:

> "UNLESS PERMITTED UNDER SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE August •, 2019."

Article 3

CONVERSION OF BRIDGE LOAN NOTES

3.1 Conversion Privileges and Conversion Price

a) Upon and subject to the provisions and conditions of this Article, each Bridge Loan holders shall have the right, at such Bridge Loan holders's option, at any time prior to 5:00 p.m. (Toronto time) on the last Business Day prior to the Maturity Date or, if applicable, the Redemption Date applicable to this Bridge Loan, to convert in whole this Bridge Loan into Common Shares (subject to adjustment as provided for in Section 3.3) at the Conversion Price.

b) Such right of conversion shall extend only to the maximum number of whole Common Shares into which the aggregate principal amount of the Bridge Loan Note or Bridge Loan Notes surrendered for conversion by the Holder thereof may be converted in accordance with the foregoing provisions of this Section. Fractional interests in Common Shares shall be adjusted for in the manner provided in Section 4.4.

3.2 Manner of Exercise of Right to Convert

a) The Holder of a Bridge Loan Note desiring to convert such Bridge Loan Note in whole as herein provided, into Common Shares shall surrender such Bridge Loan Note to the Corporation at its principal office in the City of Toronto, Ontario, Canada, together with the Conversion Form attached hereto as Appendix 2, or any other written notice in a form satisfactory to the Corporation, duly executed by the Holder or his executors or administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Corporation, exercising his right to convert such Bridge Loan in accordance with the provisions of this Article. Thereupon such Bridge Loan holders or, subject to payment of all applicable stamp or security transfer taxes or other governmental charges and compliance with all reasonable requirements of the Corporation, his nominee(s) or assignee(s), shall be entered in the books of the Corporation as at the Conversion Date as the holder of the number of freely tradable (subject to expiration of any hold period under applicable securities laws) Common Shares into which such Bridge Loan is convertible in accordance with the provisions of this Article and, as soon as practicable thereafter, the Corporation shall deliver or cause to be delivered to such Bridge Loan holders or, subject as aforesaid, his nominee(s) or assignee(s), a certificate or certificates for such Common Shares.

b) The Holder of a Bridge Loan surrendered for conversion in accordance with this Section shall be entitled to receive accrued and unpaid interest with respect thereto up to, but excluding, the Conversion Date. No interest shall accrue on the Bridge Loans from the Conversion Date. The Common Shares issued upon such conversion shall on and after the Conversion Date or such later date as such Holder shall become the holder of record of such Common Shares be deemed to be issued and outstanding as fully paid and non-assessable Common Shares.

c) As promptly as practicable after the Conversion Date, but in any event within ten (10) Business Days following the Conversion Date, the Corporation shall deliver a certificate representing the Common Shares in respect of which the conversion is being exercised, registered and delivered in accordance with the instructions contained in the Conversion Form and the Corporation shall deliver to the Holder a cheque

representing sufficient funds to satisfy the accrued and unpaid interest payable on the Bridge Loans surrendered for conversion.

3.3 Adjustment of Conversion Price

The Conversion Price in effect at any date shall be subject to adjustment from time to time as follows:

a) If and whenever at any time the Corporation shall (i) subdivide or redivide the outstanding Common Shares into a greater number of Common Shares, (ii) reduce, combine or consolidate the outstanding Common Shares into a smaller number of Common Shares, or (iii) issue Common Shares to the Holders of all or substantially all of the outstanding Common Shares by way of a distribution, the Conversion Price in effect on the effective date of such subdivision, redivision, reduction, combination or consolidation or on the record date for such issue of Common Shares by way of a distribution, as the case may be, shall in the case of the events referred to in (i) and (iii) above, be decreased in the proportion that the number of Common Shares outstanding immediately prior to such subdivision, redivision or distribution bears to the number of outstanding common shares resulting from such subdivision, redivision or distribution, or shall, in the case of the events referred to in (ii) above, be increased in the proportion that the number of Common Shares outstanding immediately prior to such reduction, combination or consolidation bears to the number of outstanding Common Shares resulting from such reduction, combination or consolidation. Such adjustment shall be made successively whenever any event referred to in this Subsection 3.3(a) shall occur; any such issue of Common Shares by way of a distribution shall be deemed to have been made on the record date for the distribution for the purpose of calculating the number of outstanding Common Shares under Subsections 3.3(a) and 3.3(c)

b) If and whenever at any time the Corporation shall fix a record date for the issuance of rights or warrants to all or substantially all the holders of its outstanding Common Shares entitling them, for a period expiring not more than 45 days after such record date, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per Common Share (or having a conversion or exchange price per Common Share) less than the Current Market Price of the Common Shares on such record date, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, the numerator of which shall be the total number of Common Shares outstanding on such record date plus a number of Common Shares equal to the number arrived at by dividing the aggregate conversion or exchange price of the convertible or exchangeable securities so offered by such Current Market Price per Common Share, and the denominator of which shall be the total number of Common Shares outstanding on such record date plus the total number of additional Common Shares offered for subscription or purchase (or into which the convertible or exchangeable securities so offered are convertible or exchangeable). Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that any such rights or warrants are not exercised prior to the expiration thereof, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon the number of Common Shares (or securities convertible or exchangeable into Common Shares) actually issued upon the exercise of such rights or warrants, as the case may be. In the event that such Common Shares are not listed and quoted for trading in a public market, the price per Common Share shall be the fair market value of such Common Shares, which shall be determined by the Directors in their sole discretion.

c) If and whenever at any time the Corporation shall fix a record date for the making of a distribution to all or substantially all the holders of its outstanding Common Shares of (i) Common Shares or shares of any class, whether of the Corporation or any other corporation, (ii) rights, options or warrants (excluding those referred to in Subsection 3.3(b)) (iii) evidences of indebtedness, or (iv) assets, then, in each such case, the Conversion Price shall be adjusted immediately after such record date so that it shall equal the price determined by multiplying the Conversion Price in effect on such record date by a fraction, of which the numerator shall be the total number of Common Shares outstanding on such record date multiplied by the Current Market Price per Common Share on such record date, less the fair market value (as determined by the Board of Directors, which determination shall be conclusive) of such Common Shares, rights, options, warrants, evidences of indebtedness or assets so distributed, and of which the denominator shall be the total number of Common Shares outstanding on such record date multiplied by such Current Market Price per Common Share; any

Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; such adjustment shall be made successively whenever such a record date is fixed; to the extent that such distribution is not so made, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect if such record date had not been fixed or to the Conversion Price which would then be in effect based upon such Common Shares or rights, options or warrants or evidences of indebtedness or assets actually distributed, as the case may be.

d) If and whenever at any time, there is (A) any reclassification of or amendment to the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Company (other than as described in subsection 3.3(a), (b) or (c) hereof), (B) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Common Shares, any change of the Common Shares into other shares or any other reorganization of the Corporation, or (C) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity, then, in each such event, the Holder of this Bridge Loan Note which is thereafter redeemed by conversion or converted, shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which such Holder was theretofore entitled, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such event if, on the effective date thereof, such Holder had been the registered holder of the number of Common Shares to which such Holder was theretofore entitled upon hereunder. If necessary as a result of any such event, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Bridge Loan Note to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be necessary, in relation to any shares or other securities or property thereafter deliverable hereunder. Any such adjustments will be made by the directors, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

e) In any case in which this Section 3.3 shall require that an adjustment shall become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder of any Bridge Loan Note converted after such event, any additional Common Shares issuable upon such conversion by reason of the adjustment required by such event before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such Holder an appropriate instrument evidencing such Holders right to receive such additional Common Shares upon the occurrence of the event requiring such adjustment.

f) In any case in which Subsections 3.3(b) or 3.3(c) require that an adjustment be made to the Conversion Price, no such adjustment shall be made if the holders of the outstanding Bridge Loan Notes receive the rights or warrants referred to in Subsection 3.3(b) or the Common Shares, shares, rights, options, warrants, evidences of indebtedness or assets referred to in Subsection 3.3(c), as the case may be, in such kind and number as they would have received if they had been holders of Common Shares on the applicable record date or effective date, as the case may be, by virtue of the outstanding Bridge Loan Notes having been converted into Common Shares at the Conversion Price in effect on the applicable record date or effective date, as the case may be.

g) The adjustments provided for in this Section 3.3 are cumulative and shall apply to successive subdivisions, redivisions, reductions, combinations, consolidations, distributions, issues or other events resulting in any adjustment under the provisions of this Section, provided that, notwithstanding any other provision of this Section, no adjustment of the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 5% in the Conversion Price then in effect; provided however that any adjustments which by reason of this Subsection 3.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

h) In the event of any question arising with respect to the adjustments provided in this Section 3.3, such questions shall be conclusively determined by a firm of chartered accountants (who may be the auditors of the Corporation) appointed by the Corporation; such accountants shall have access to all necessary records of the Corporation and such determination shall be binding upon the Corporation and the Bridge Loan holders.

i) In the event of any adjustment to the Conversion Price pursuant to this Section 3.3, the number of Common

Shares issuable upon the conversion of the Bridge Loan Notes shall be simultaneously adjusted by multiplying the number of Common Shares issuable upon conversion immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment of the Conversion Price.

3.4 No Requirement to Issue Fractional Common Shares

The Corporation shall not be required to issue fractional Common Shares upon the conversion of Bridge Loan Notes pursuant to this Article and in any such case, the number of Common Shares issuable upon conversion hereof shall be rounded down to the nearest whole number, without payment or compensation therefor. If more than one Bridge Loan shall be surrendered for conversion at one time by the same Holder, the number of whole Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of such Bridge Loans to be converted.

3.5 Cancellation of Converted Bridge Loan Notes

All Bridge Loan Notes converted in whole under the provisions of this Article shall be forthwith delivered to, and cancelled by, the Corporation.

Article 4
COVENANTS OF THE CORPORATION

4.1 General Covenants

The Corporation covenants with the Bridge Loan holders as follows:

(a) the Corporation will duly and punctually pay or cause to be paid to every Holder the principal of and interest accrued on the Bridge Loans (including, in the case of default, interest on the amount in default) on the dates, at the places, and in the manner mentioned herein;

(b) the Corporation will use its reasonable best efforts to preserve and maintain its corporate existence and will carry on and conduct its business in a proper and efficient manner;

(c) the Corporation will use its reasonable best efforts to remain a reporting issuer not in default of the requirements of the applicable securities laws in the Canadian jurisdictions in which the Corporation is currently a reporting issuer and to ensure that the Corporation shall make all requisite filings under applicable securities legislation necessary to remain a reporting issuer not in default;

(d) the Corporation shall, so long as any Bridge Loan Notes remain outstanding, reserve and there shall remain unissued out of its authorized capital, a sufficient number of Common Shares to satisfy the right of the exercise of the Warrants herein provided for and when issued and delivered as directed, such Common Shares shall be issued as fully paid and non-assessable Common Shares, upon exercise of the Warrants;

(e) the Corporation will furnish to each of the Bridge Loan holders a copy of all financial statements, whether annual or quarterly, of the Corporation and the report if any, of the Corporation's auditors thereon at the same time as they are furnished to the Shareholders after the date hereof and prior to the Maturity Date;

(f) the Corporation will forthwith notify the Holders in writing in the event (i) of the occurrence of an Event of Default or of any event or circumstance that, with the giving of notice or lapse of time or both, would constitute an Event of Default and (ii) that the Corporation changes its name or the location of its principal office; and

(g) the Corporation will duly and punctually perform and carry out all of the acts or things to be done by it, and perform all covenants required to be performed by it as provided in this Bridge Loan.

Article 5
DEFAULT AND ENFORCEMENT

5.1 Events of Default

Each of the following events is, for the purposes of the Bridge Loans, an "**Event of Default**":

(a) if any payment on account of principal owing on any Bridge Loan Note is not paid when the same becomes due under any provision hereof or of such Bridge Loan; or

(b) if any payment on account of interest owing on any Bridge Loan Note which is due is not made within FIFTEEN (15) Business Days of the date same becomes due under any provision hereof or such Bridge Loan Note; or

(c) if the Corporation is in default in observing or performing any other covenant or condition of this Bridge Loan Note on its part to be observed or performed and if such default continues for a period of 30 days after notice in writing has been given to the Corporation by the Bridge Loan holders specifying such default and requiring the Corporation to rectify the same, unless the Bridge Loan holders (having regard to the subject matter of the default) shall have agreed to a longer period and, in such event for the longer period agreed to by the Bridge Loan holders; or

(d) if an order shall be made or an effective resolution passed for the winding-up, liquidation or dissolution of the Corporation, except in the course of carrying out or pursuant to a transaction which is otherwise permitted herein;

(e) if the Corporation commences or institutes proceedings to be adjudicated or declared a bankrupt or insolvent, or if the Corporation shall make a general assignment for the benefit of its creditors or a proposal under the *Bankruptcy and Insolvency Act* (Canada), or shall be declared bankrupt or becomes insolvent or consents to the institution of bankruptcy or insolvency proceedings against it under such Act or any other bankruptcy, insolvency or analogous laws, or petitions or applies to any tribunal for the appointment of a receiver, receiver-manager, receiver and manager, custodian, liquidator or trustee, or a person with like powers, or if the Corporation passes any resolution for its winding-up or liquidation, or commences any proceeding relating to it under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute, or admits in writing its inability to pay its debts generally as they become due or by any act indicates its consent to, approval of, or acquiescence in, any such proceedings for a substantial portion of its property, or if a receiver and manager, liquidator, trustee, custodian or sequestrator or any other Person with similar powers shall be appointed (and such appointment is not dismissed or stayed by the Corporation within 30 days) in respect of the Corporation or of the property of the Corporation; or

(f) if an encumbrancer shall take possession of the property of the Corporation, or if a distress or execution or any similar process shall be levied or enforced against the property of the Corporation or any part thereof and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder; or

(g) if a material default under any indenture or instrument under which the Corporation has at the time of issue of this Bridge Loan or shall hereafter have outstanding or any material indebtedness or liability for borrowed money shall happen and be continuing, and such indebtedness or liability shall have become accelerated or be or become due and payable prior to the date on which the same would otherwise have become due and payable; or

(h) if an order is made or legislation enacted by a competent body having authority for the expropriation, confiscation, forfeiture, escheating, other taking or compulsory divestiture, whether or not with compensation, of all or any portion of the assets of the Corporation which is material having regard to the net value of the assets of the Corporation and such order or legislation remains in effect and has not been stayed by a court of competent jurisdiction for a period of more than 30 days from the day of pronouncement of the order or enactment of the legislation, as the case may be; or

(i) if any of the Bridge Loan Notes shall become unenforceable, or be alleged by the Corporation to be unenforceable.

5.2 **Notice of Events of Default**

(a) If an Event of Default shall occur and is continuing, the Corporation shall, within TEN (10) Business Days after it becomes aware of the occurrence of such Event of Default, give notice thereof to the Bridge Loan holders.

(b) Where notice of the occurrence of an Event of Default has been given and the Event of Default is thereafter cured, notice that the Event of Default is no longer continuing shall be given by the Corporation to the Bridge

Loan holders within 10 Business Days after the Event of Default has been cured.

5.3 **Acceleration on Default**

If any Event of Default has occurred and is continuing, the Holders of more than 50% of the principal amount of the Bridge Loan Notes may, by notice in writing to the Corporation, declare the principal of and interest on the Bridge Loan Notes then outstanding and any other moneys payable thereunder, to be due and payable and the same shall forthwith become immediately due and payable to the Bridge Loan holders, and the Corporation shall pay forthwith to the Bridge Loan holders the principal of and accrued and unpaid interest on such Bridge Loan Notes and all other moneys payable thereunder, together with subsequent interest thereon at the rate borne by the Bridge Loan Notes from the date of such declaration until payment is received by the Bridge Loan holders. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder.

5.4 **Waiver of Default**

If an Event of Default shall have occurred, the Holders of more than 50% of the principal amount of the Bridge Loan Notes then outstanding shall have the power (in addition to the powers exercisable by Extraordinary Resolution as hereinafter provided) by instrument signed by such Holders to waive any Event of Default hereunder and/or to cancel any declaration pursuant to Section 6.3 and the Bridge Loan holders shall thereupon waive the Event of Default and/or cancel such declaration upon such terms and conditions as such Bridge Loan holders shall prescribe.

5.5 **Enforcement by an Appointed Person**

(a) if the Corporation shall fail to pay to the Bridge Loan holders, within 30 days after the same shall have been declared to be due and payable under Section 6.3, the principal and interest on all Bridge Loans then outstanding, together with any other amounts due hereunder, a person or persons authorized pursuant to an Extraordinary Resolution (an "**Appointed Person**") may proceed in its name as Appointed Person hereunder to obtain or enforce payment of the said principal of and interest on all the Bridge Loans then outstanding together with any other amounts due hereunder by such proceedings authorized by this Bridge Loan or by law or equity as the Appointed Person in such request shall have been directed to take, or if such request contains no such direction.

(b) The Appointed Person shall be entitled and empowered, either in its own name or as trustee of an express trust or as attorney-in-fact for the Bridge Loan holders or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of the Appointed Person and of the Holders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property. Effective only upon an Event of Default hereunder, the Appointed Person is hereby irrevocably appointed (and the successive respective Holders by taking and holding the same shall be conclusively deemed to have so appointed the Appointed Person) the true and lawful attorney-in-fact of the respective Holders with authority to make and file in the respective names of the Holders or on behalf of the Holders as a class, subject to deduction from any such claims of the amounts filed by any of the Holders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof and to execute any such acts and things for and on behalf of such Holders, as may be necessary or advisable in the opinion of the Appointed Person, in order to have the respective claims of the Appointed Person and of the Holders against the Company or its property allowed in any such proceeding and to receive payment of or on account of such claims; provided however that nothing contained in this Bridge Loan Note shall be deemed to give to the Appointed Person, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan or reorganization or otherwise by action of any character in such proceeding or waive or change in any way any right of the Bridge Loan holders.

5.6 **Bridge Loan holders May Not Sue**

No Holder of any Bridge Loan Note shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized or permitted by this Bridge Loan or by law or by equity for the purpose of enforcing payment of principal or interest owing on any Bridge Loan or for the execution of any trust or power hereunder, unless:

(a) the Bridge Loan holders, by Extraordinary Resolution, shall have made a request to an Appointed Person to

take action hereunder, and such Appointed Person shall have been offered a reasonable opportunity either itself to proceed to exercise the powers hereinbefore granted or to institute an action, suit or proceeding in its name for such purpose; and

(b) such Appointed Person shall have failed to act within a reasonable time thereafter.

In such event but not otherwise, any Bridge Loan holder, acting on behalf of itself and all other Bridge Loan holders, shall be entitled to take proceedings in any court of competent jurisdiction such as the Appointed Person might have taken under Section 6.5, but in no event shall any Bridge Loan holders or combination of Bridge Loan holders have any right to take any other remedy or proceedings out of court it being understood and intended that no one or more Holders of Bridge Loans shall have any right in any manner whatsoever to enforce any right hereunder or under any Bridge Loan except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by an Appointed Person, except only as herein provided, and in any event for the equal benefit of all Holders of outstanding Bridge Loans.

5.7 **Application of Moneys**
Unless otherwise provided herein, any moneys arising from any enforcement hereof, whether by the Appointed Person or any Holder of a Bridge Loan Note, shall be held in trust and applied together with any moneys then or thereafter available for the purpose, as follows:

(a) first, in payment or reimbursement to the Appointed Person of the remuneration, expenses, disbursements and advances of the Appointed Person earned, incurred or made in the administration or execution of the trusts hereunder or otherwise herein provided;

(b) second, in or towards payment of the principal of all of the Bridge Loans then outstanding, thereafter in or towards payment of the accrued and unpaid interest and interest on overdue interest on such Bridge Loans, or if the Bridge Loan holders, by instrument signed by the Holders of more than 66 2/3% of the principal amount of the Bridge Loans then outstanding or by Extraordinary Resolution passed at a meeting of Bridge Loan holders, shall have directed payments to be made in accordance with any other order of priority, or without priority as between principal, interest and any additional amounts, then such moneys shall be applied in accordance with such direction; and

(c) third, the surplus (if any) of such moneys shall be paid to the Corporation or as it may direct.

5.8 **Distribution of Moneys**
Subject to subsection 5.7(a), payments to Holders of Bridge Loan Notes pursuant to subsection 6.7(b) shall be made as follows:

(a) at least 15 days' notice of every such payment shall be given in the manner provided in Article 10 specifying the date and time when and the place or places where such payment is to be made and the amount of the payment and the application thereof as between principal and interest;

(b) payment of any Bridge Loan Note shall be made upon presentation thereof at the principal office of the Appointed Person and any such Bridge Loan thereby paid in full shall be surrendered, otherwise a notation of such payment shall be endorsed thereon; but the Appointed Person may in its discretion dispense with presentation and surrender or endorsement in any special case upon receipt by it of such indemnity as it shall consider sufficient; and

(c) from and after the date of payment specified in the notice, interest shall accrue only in respect of such amount which is owing and is duly presented on or after the date so specified and payment of such amount is not made.

5.9 **Remedies Cumulative**
No remedy herein conferred upon or reserved to the Appointed Person or the Holders of Bridge Loans is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing by law or by statute.

5.10 Immunity of Certain Persons

The Bridge Loan holders and the Appointed Person waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director, officer, employee or agent of the Corporation and the Shareholders or of any Successor Corporation for the payment of the principal of or interest on any of the Bridge Loans or on any covenant, agreement, representation or warranty by the Corporation contained herein.

5.11 Judgment Against the Corporation

In the case of any judicial or other proceedings to obtain judgment for the principal of or interest on the Bridge Loans, judgment may be rendered against the Corporation in favour of the Bridge Loan holders or in favour of the Appointed Person, as trustee for the Bridge Loan holders, for any amount which may remain due in respect of the Bridge Loan Notes.

Article 6
SATISFACTION AND DISCHARGE

6.1 Cancellation and Destruction

All matured Bridge Loan Notes shall forthwith after payment thereof be delivered to the Corporation and cancelled by it. All Bridge Loan Notes which are cancelled or required to be cancelled under this or any other provision of this Bridge Loan Notes all, on receipt, be destroyed by the Corporation.

6.2 Non-Presentation of Bridge Loan Notes

If the Holder of any Bridge Loan Note shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon or represented thereby becomes payable, at Maturity, or shall not accept payment on account thereof and give such receipt therefor (if any) as the Corporation may require, the Corporation shall be entitled to set aside the principal moneys and/or the interest as the case may be, in trust to be paid to the Holder of such Bridge Loan Note upon due presentation and surrender thereof in accordance with the provisions of this Bridge Loan Note; and thereupon the principal moneys and/or the interest payable on or represented by each Bridge Loan Note in respect whereof such moneys have been set aside shall be deemed to have been paid and thereafter such Bridge Loan Note shall not be considered as outstanding hereunder and the Holders thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Corporation (without interest thereon) upon due presentation and surrender thereof, subject always to the provisions of Section 6.3.

6.3 Repayment of Unclaimed Moneys

Any moneys set aside under Section 6.2 and not claimed by and paid to Holders of Bridge Loans within six years after the date of such setting aside shall, subject to applicable law, be repaid to the Corporation and thereafter the Holders of the Bridge Loans in respect of which such moneys were so paid to the Corporation shall have no rights in respect thereof except to obtain payment of such moneys without interest thereon from the Corporation.

6.4 Discharge

Upon the payment by the Corporation of all of the principal and interest due on the Bridge Loan Notes (including interest on amounts in default), at the expense of the Corporation, the Holder shall, at the request of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be necessary to evidence the satisfaction and discharge of the Bridge Loan Notes and to release the Corporation from its covenants contained herein.

Article 7
SUCCESSOR CORPORATIONS

7.1 Certain Requirements in Respect of Merger, etc.

The Corporation shall not enter into any transaction (whether by reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property

and assets would become the property of any other Person or, in the case of such amalgamation or merger, of the continuing company resulting therefrom (the "**Successor Corporation**"), unless:

(a) the Successor Corporation shall execute, prior to or contemporaneously with the completion of such transaction, such other instruments as in the opinion of Counsel are necessary or advisable to evidence the assumption by the Successor Corporation of the liability for the due and punctual payment of all the Bridge Loan Notes and the interest thereon and all other moneys payable hereunder and the covenant of such Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Bridge Loan Note; and

(b) no condition or event shall exist in respect of the Corporation or the Successor Corporation, either at the time of such transaction or immediately thereafter after giving full effect thereto, which constitutes or would, after the giving of notice or the lapse of time or both, constitute an Event of Default hereunder.

7.2 Vesting of Powers in Successor

Whenever the conditions of Section 7.1 have been duly observed and performed, the Corporation shall execute and deliver such required documentation and thereupon:

(a) the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under the Bridge Loan Notes in the name of the Corporation or otherwise, and any act or proceeding by any provision of the Bridge Loan Notes required to be done or performed by the Corporation may be done and performed with like force and effect by such Successor Corporation; and

(b) the Corporation shall be released and discharged from liability under the Bridge Loan Notes.

Article 8
MEETINGS OF BRIDGE LOAN HOLDERS

8.1 Right to Convene Meetings

Any Bridge Loan holders or the Corporation may at any time and from time to time convene a meeting of the Bridge Loan holders. Every such meeting called upon the request of the Corporation or the Bridge Loan holders shall be held in the City of Toronto, Ontario and every meeting called pursuant to a Bridge Loan holders' Request shall be held in the City of Toronto, Ontario or at such other place as may be approved or determined by the Corporation.

8.2 Notice of Meeting

Subject to Section 8.11, not more than 45 and not less than 10 days' notice of any meeting shall be given to the Bridge Loan holders. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at the meeting or any of the provisions of this Article.

8.3 Chairman

An individual, who need not be a Bridge Loan holders, nominated in writing by the Bridge Loan holders shall be chairman of the meeting and if no individual is so nominated or if the individual so nominated is unable or unwilling to act or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Bridge Loan holders present in person or by proxy shall choose an individual present to be chairman.

8.4 Quorum

At any meeting of the Bridge Loan holders other than a meeting convened for the purpose of considering a resolution proposed to be passed as an Extraordinary Resolution, as to which the provisions of Section 8.11 shall be applicable, a quorum shall consist of Bridge Loan holders present in person or by proxy and representing at least 25% in principal amount of the outstanding Bridge Loans. If a quorum of the Bridge Loan holders shall not be present within 30 minutes from the time fixed for holding any such meeting, the meeting, if convened by the Bridge Loan holders or pursuant to a Bridge Loan holders' Request shall be dissolved; but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the

next following Business Day) at the same time and place. At the adjourned meeting the Bridge Loan holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% of the principal amount of the outstanding Bridge Loans.

8.5 **Power to Adjourn**
The chairman of any meeting at which a quorum of the Bridge Loan holders is present may, with the consent of the Holders of a majority in principal amount of the Bridge Loans represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

8.6 **Show of Hands**
Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact, absent manifest error.

8.7 **Poll**
On every Extraordinary Resolution, and on any other question submitted to a meeting, when demanded by the chairman or by one or more Bridge Loan holders and/or proxies for Bridge Loan holders holding at least 5% of the principal amount of the Bridge Loans represented thereat, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll is taken, be decided by the votes of the holders of a majority in principal amount of the Bridge Loans represented at the meeting and voted on the poll.

8.8 **Voting**
On a show of hands every Person who is present and entitled to vote, whether as a Bridge Loan holders or as proxy, shall have one vote. On a poll, each Bridge Loan holders present in person or represented by a duly appointed proxy shall be entitled to one vote in respect of each FIVE THOUSAND DOLLARS ($5,000) principal amount of Bridge Loan Notes of which he shall then be the Holder. A proxy need not be a Bridge Loan holders. In the case of joint registered Holders of a Bridge Loan, any one of them present in person or by proxy at the meeting may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, they shall vote together in respect of the Bridge Loans of which they are joint registered Holders.

8.9 **Corporation May Be Represented**
The Corporation, represented by any of its officers or directors, and the legal advisers of the Corporation may attend any meeting of the Bridge Loan holders, but shall have no vote as such.

8.10 **Powers Exercisable by Extraordinary Resolution**
In addition to the powers conferred upon them by any other provisions of this Bridge Loan or by law, a meeting of the Bridge Loan holders shall have the following powers exercisable from time to time by Extraordinary Resolution:

(a) power to approve any change whatsoever proposed by the Corporation in any of the provisions of the Bridge Loans and any modification, abrogation, alteration, compromise or arrangement of the rights of the Bridge Loan holders against the Corporation or against its undertaking, property and assets secured hereby or any part thereof, whether such rights arise under the Bridge Loan Notes or otherwise;

(b) power to direct or authorize a Person, who may be a Bridge Loan holder, to exercise any power, right, remedy or authority provided for herein in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(c) power to waive any default or Event of Default hereunder;

(d) power to restrain any Bridge Loan holders from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal or interest of any Bridge Loan Note, or for the execution of any trust or power hereunder;

(e) power to direct any Bridge Loan holders who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same in the manner directed by such Extraordinary Resolution upon payment, if the taking of such action, suit or proceeding shall have been permitted by Section 6.6, of the costs, charges and expenses reasonably and properly incurred by such Bridge Loan holders in connection therewith;

(f) power to appoint a committee (and to remove any committee so appointed) and to delegate to such committee (subject to such limitations, if any, as may be prescribed in such Extraordinary Resolution) all or any of the powers which the Bridge Loan holders may exercise by Extraordinary Resolution under this Section 8.10; the Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee; such committee shall consist of such number of individuals (who need not be Bridge Loan holders) as shall be prescribed in the Extraordinary Resolution appointing it; subject to the Extraordinary Resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolution signed in one or more counterparts by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater; all acts of any such committee within the authority delegated to it shall be binding upon all Bridge Loan holders;

(g) power to agree to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of Securities or other securities of the Corporation;

(h) power to authorize the distribution in specie of any shares, bonds, Bridge Loan Notes or other securities or obligations and/or cash or other consideration received or the use or disposition of the whole or any part of such shares, bonds, Bridge Loans or other securities or obligations and/or cash or other consideration in such manner and for such purpose as may be considered advisable and specified in such Extraordinary Resolution; and

(i) power to amend, alter or repeal any Extraordinary Resolution previously passed or approved by the Bridge Loan holders or by any committee appointed pursuant to subsection 8.10(f).

8.11 **Meaning of "Extraordinary Resolution"**

(a) The expression "Extraordinary Resolution" when used herein means, subject as hereinafter provided in this Article 8, a resolution proposed to be passed as an Extraordinary Resolution at a meeting of Bridge Loan holders duly convened for the purpose and held in accordance with the provisions of this Article 8 at which the Holders of more than 25% of the principal amount of the Bridge Loan Notes then outstanding are present in person or by proxy and passed by the favourable votes of the Holders of more than 66 2/3% of the principal amount of Bridge Loans represented at the meeting and voted on a poll upon such resolution.

(b) If at any such meeting the Holders of more than 25% of the principal amount of the Bridge Loans then outstanding are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by the Bridge Loan holders or pursuant to a Bridge Loan holders' Request shall be dissolved; but in any other case it shall be adjourned to such date, being not less than 7 nor more than 21 days later, and to such place and time as may be appointed by the chairman. Not less than 3 days' notice shall be given of the time and place of such adjourned meeting in the manner provided in Article 10. Such notice shall state that at the adjourned meeting the Bridge Loan holders present in person or by proxy shall form a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars. At the adjourned meeting, the Bridge Loan holders present in person or by proxy shall form a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed in accordance with subsection 8.11(a) shall be an Extraordinary Resolution within the meaning of this Bridge Loan Note Certificate, notwithstanding that the Holders of more than 25% of the principal amount of the Bridge Loan Notes then outstanding are not present in person or by proxy at such adjourned meeting.

(c) Votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.

8.12 Powers Cumulative

It is hereby declared and agreed that any one or more of the powers and/or any combination of the powers in this Bridge Loan Note stated to be exercisable by the Bridge Loan holders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Bridge Loan holders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.

8.13 Minutes

Minutes of all resolutions and proceedings at every meeting of Bridge Loan holders shall be made and duly entered in books to be provided for that purpose at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Bridge Loan holders, shall be *prima facie* evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed or proceedings had thereat to have been duly passed and had.

8.14 Signed Instruments

Any action which may be taken and any power which may be exercised by the Bridge Loan holders at a meeting held as hereinbefore in this Article provided may also be taken and exercised by the Holders of more than 66 2/3% of the principal amount of the outstanding Bridge Loan Notes by a signed instrument and the expression "Extraordinary Resolution" when used in this Bridge Loan shall include an instrument so signed. Notice of any Extraordinary Resolution passed in accordance with this Section 8.14 shall be given by the Corporation to the Holders of Bridge Loan Notes affected thereby within THIRTY (30) days of the date on which such Extraordinary Resolution was passed.

8.15 Binding Effect of Resolutions

Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article 8 at a meeting of Bridge Loan holders shall be binding upon all the Bridge Loan holders, whether present at or absent from such meeting, and every instrument signed by Bridge Loan holders in accordance with Section 8.14 shall be binding upon all the Bridge Loan holders, whether signatories thereto or not and each and every Bridge Loan holders shall be bound to give effect to every such resolution, Extraordinary Resolution and instrument.

8.16 Evidence of Rights of Bridge Loan holders

Any request, direction, notice, consent or other instrument which this Bridge Loan Note may require or permit to be signed or executed by the Bridge Loan holders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Bridge Loan holders in person or by attorney duly appointed in writing. Proof of the execution of any such request, direction, notice, consent or other instrument or of a writing appointing any such attorney shall be sufficient for any purpose of this Bridge Loan if made in the following manner, namely, the fact and date of the execution by any Person of such request, direction, notice, consent or other instrument or writing may be proved by the certificate of any notary public, or other officer authorized to take acknowledgments of deeds to be recorded at the place where such certificate is made, that the Person signing such request, direction, notice, consent or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution.

Article 9
NOTICES

9.1 Notice to the Corporation

Any notice to the Corporation under the provisions of this Bridge Loan Note shall be valid and effective if delivered personally to, if telecopied to, or, subject to Section 9.3, if given by registered mail, postage prepaid, addressed to, the Corporation at PO Box 2029, Suite 1820, 20 Eglinton Avenue W., Toronto, ON M4R 1K8, Attention: Mr. Ross Orr,

Facsimile No. (416) 596-9840, and shall be deemed to have been given on the date of delivery, or, if telecopied, on the second Business Day following the date of transmission, or on the fifth Business Day after such letter has been mailed, as the case may be. The Corporation may from time to time notify the Holders of a change in address which thereafter, until changed by further notice, shall be the address of the Corporation for all purposes of this Bridge Loan Note.

9.2 **Notice to Bridge Loan holders**

Except as otherwise expressly provided herein, all notices to be given hereunder with respect to the Bridge Loan Notes shall be valid and effective if such notice is delivered personally or, subject to Section 9.3, sent by first class mail, postage prepaid, addressed to such Holders at their post office addresses appearing in any of the registers hereinbefore mentioned. Any notice so delivered or sent by mail shall be deemed to have been given on the day upon which it is delivered or mailed, as the case may be. Any accidental error, omission or failure in giving or in delivering or mailing any such notice or the non-receipt of any such notice by any Bridge Loan holders or Holders shall not invalidate or otherwise prejudicially affect any action or proceeding founded thereon.

9.3 **Mail Service Interruption**

If the Corporation determines that mail service is or is threatened to be interrupted at the time when the Corporation is required or elects to give any notice to the Bridge Loan holders hereunder, the Corporation shall, notwithstanding the provisions hereof, give such notice at the Corporation's expense by means of publication in The Globe and Mail, national edition, or any other English language daily newspaper or newspapers of general circulation in Canada and any notice so published shall be deemed to have been given on the first date on which the publication takes place. If, by reason of any actual or threatened interruption of mail service due to strike, lock-out or otherwise, any notice to be given to the Corporation would be unlikely to reach its destination in a timely manner, such notice shall be valid and effective only if delivered personally in accordance with Section 9.1.

IN WITNESS WHEREOF BACTECH ENVIRONMENTAL CORPORATION has caused this Bridge Loan Note to be signed by an authorized officer as of the 1st day of May 2019.

BACTECH ENVIRONMENTAL CORPORATION

By: ______________________________

Authorized Signatory

APPENDIX 1

FORM OF TRANSFER

**** SUBJECT TO THE ACCEPTANCE OF THE CORPORATION ****

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto (insert name of the transferee) ____(the "Transferee")

of (insert residential address) ____

$______________ principal amount of 12% Senior Convertible Bridge Loans 2019A Notes of BacTech Environmental Corporation (the "Corporation") registered in the name of the undersigned on the register of Bridge Loan Notes represented by the within certificate, and irrevocably appoints:

____

as the attorney of the undersigned to transfer the said Bridge Loan Notes on the books or register of transfer for the Bridge Loan Notes of the Corporation, with full power of substitution.

DATED the _____ day of ______________________, 201_____.

Signature of Bridge Loan holders	Signature Guaranteed By:
______________________________________	______________________________________
(Signature of Bridge Loan holders to be the same as appears on the face of this Bridge Loan Certificate)	

**** SUBJECT TO THE ACCEPTANCE OF THE CORPORATION ****

Notes to Bridge Loan holders:

1. In order to transfer the Bridge Loan Notes represented by this certificate; this transfer form must be delivered to the Corporation.

2. The signature to this transfer form must correspond with the name as written on the face of this Bridge Loan Note Certificate without alteration, enlargement or change whatsoever.

3. The signature to this transfer form must be guaranteed by a Canadian Schedule I chartered bank or an eligible guarantor institution with membership in an approved signature guarantee medallion program.

APPENDIX 2

CONVERSION FORM

The undersigned, being the registered holder of this 12% Senior Convertible Bridge Loan 2019A Note, hereby irrevocable elects to convert: $____________________________ principal amount of the attached Bridge Loan Note into Common Shares and hereby delivers such Bridge Loan Note to the principal office of the Corporation in the City of Toronto, Ontario.

The undersigned represents, warrants and certifies as follows (only one of the following must be checked):

A. .☐ The undersigned holder (a) at the time of exercise of the Bridge Loan Note is not in the United States; (b) is not a "U.S. person" (a "U.S. Person") as defined in Regulation S under the U.S. Securities Act of 1933, as amended (the "1933 Act"), and is not exercising the Bridge Loan Note on behalf of a U.S. Person; (c) did not execute or deliver this conversion form in the United States; and (d) has in all other aspects complied with the terms of Regulation S under the 1933 Act; **or**

B. ☐ The undersigned holder has delivered a written opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company or other evidence reasonably satisfactory to the Company to the effect that an exemption from the registration requirements of the 1933 Act and applicable state securities laws is available for the issuance of the Common Shares.

The undersigned hereby directs that the Common Shares issued upon conversion hereby be issued, registered and delivered as follows:

Name in Full	Address in Full	Number of Common Shares

Dated this ______ day of _________________, ______________

Signature of Holder: ______________________________________

_____ Please check if certificates representing the Common Shares are to be delivered at the office where this Bridge Loan Note Certificate is surrendered, failing which the certificates will be mailed to the address indicated in the registration instructions above.

Notes to Bridge Loan holders:

1. Certificates representing Common Shares will not be registered or delivered to an address in the United States unless Box B is checked.

2. If Box B is to be checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the conversion will be satisfactory in form and substance to the Corporation.